SHORT TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
9/4/02  	ChevronTexaco Capital Company

Shares            Price         Amount
8,100,000  	$ 99.55		$8,063,550

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.35        N/A 	 0.41%	            1.13%

Broker
Goldman Sachs & Co.

Underwriters of ChevronTexaco Capital Company

Underwriters          	                     Shares
Goldman Sachs & Co.                        $600,000,000
Lehman Brothers, Inc.                       600,000,000
Salomon Smith Barney, Inc.                  300,000,000
ABN AMRO, Inc.                               50,000,000
Banc of America Securities LLC               50,000,000
Blaylock & Partners, L.P.                    50,000,000
J.P. Morgan Securities, Inc.                 50,000,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.  50,000,000
Morgan Stanley                               50,000,000
Scotia Capital (USA), Inc.                   50,000,000
Muriel Siebert & Co., Inc.                   50,000,000
Utendahl Capital Partners, L.P.              50,000,000
The Williams Capital Group, L.P.             50,000,000
Total                                 	 $2,000,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/23/03	Household Automotive Trust A4A

Shares            Price         Amount
12,000,000 	  $99.98	$11,997,600

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.26         N/A 	 5.04%	           5.04%

Brokers
Deutsche Morgan Grenfell

Underwriters of Household Automotive Trust A4A

Underwriters     	                       Shares
Banc of America Securities, LLC		    $47,600,000
Deutsche Bank Securities, Inc.               47,600,000
Banc One Capital Markets, Inc.     	     47,600,000
Barclays Capital			     47,600,000
J.P. Morgan Securities, Inc.                 47,600,000
Total                                      $238,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/7/02 	Federal National Mortgage Assoc.

Shares            Price         Amount
23,200,000 	  $99.85	$23,165,200

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		N/A                N/A

Broker
First Boston Brokerage

Underwriters of Federal National Mortgage Assoc.

Underwriters     	                        Shares
Credit Suisse First Boston Corp.             $450,000,000
First Tennessee Bank National Association     450,000,000
Merrill Lynch, Pierce, Fenner, & Smith        450,000,000
Bear, Stearns & Co., Inc.                      75,000,000
Deutsche Bank Securities, Inc.                 75,000,000
Goldman, Sachs & Co.                          110,000,000
J.P. Morgan Securities, Inc.                   75,000,000
Lehman Brothers, Inc.                          75,000,000
Morgan Stanley & Co., Inc.                     90,000,000
Salomon Smith Barney, Inc.                     75,000,000
UBS Warburg LLC                                75,000,000
Total                                      $2,000,000,000

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/14/02 	Federal National Mortgage Assoc.

Shares            Price         Amount
20,300,000 	  $99.69	$20,237,070

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		N/A  		    N/A

     Broker
Lehman Brothers

Underwriters of Federal National Mortgage Assoc.

Underwriters     	                         Shares
Deutsche Bank Securities, Inc.               $1,107,000,000
Lehman Brothers, Inc.                         1,107,000,000
Merrill Lynch, Pierce, Fenner, & Smith        1,107,000,000
ABN AMRO, Inc.                                   70,000,000
Bear, Stearns & Co., Inc.                        70,000,000
Credit Suisse First Boston Corp.                 70,000,000
Goldman, Sachs & Co.                             70,000,000
J.P. Morgan Securities, Inc.                     70,000,000
Morgan Stanley & Co., Inc.                      100,000,000
Salomon Smith Barney, Inc.                       70,000,000
The Williams Capital Group, L.P                  70,000,000
UBS Warburg LLC                                  87,000,000
Total                                        $4,000,000,000

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/12/02	Countrywide Financial

Shares            Price         Amount
4,750,000 	  $99.65	$4,733,375

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.30         N/A 	 0.63%	           3.06%

Broker
JPMorgan, Lehman Brothers

Underwriters of Countrywide Financial

Underwriters*     	               Shares*
	                             $750,000,000

*Principal amount of underwriters were not available at time of filing.


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/23/03	Republic of Italy

Shares            Price         Amount
1,000,000 	  $99.77	$997,700

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.08         N/A 	 0.00%	           0.47%

Brokers
Credit Suisse First Boston Corp., Deutsche Bank AG and JPMorgan Chase Bank

Underwriters of Republic of Italy

Underwriters     	                         Shares
Credit Suisse First Boston Corp.             $890,000,000
Deutsche Bank Securities, Inc.                890,000,000
J.P. Morgan Securities, Inc.                  890,000,000
ABN AMRO, Inc.                                 30,000,000
Banca IMI S.p.A                                30,000,000
Goldman, Sachs & Co.                           30,000,000
HSBC Securities (USA) Inc.                     30,000,000
Lehman Brothers, Inc.                          30,000,000
Merrill Lynch, Pierce, Fenner, & Smith         30,000,000
Morgan Stanley & Co., Inc.                     30,000,000
Nomura International plc                       30,000,000
Salomon Smith Barney, Inc.                     30,000,000
UBS Warburg LLC                                30,000,000
UniCredit Banca Mobiliare S.p.A                30,000,000
Total                                      $3,000,000,000